UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170		20170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  703-456-4100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On November 10, 2010, Arbinet Corporation (the “Arbinet”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Primus Telecommunications Group, Incorporated (“Primus”) and PTG Investments, Inc., a direct wholly owned subsidiary of Primus (“Merger Sub”), pursuant to which Primus will acquire Arbinet in a stock transaction. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Arbinet with Arbinet continuing as the surviving corporation and a wholly-owned subsidiary of Primus (the “Merger”). The Merger Agreement was unanimously approved by the Board of Directors of Arbinet based upon the recommendation of the Special Committee of the Board of Directors that was established to evaluate Arbinet’s strategic alternatives, and remains subject to the approval of the stockholders of Arbinet.

At the effective time of the Merger, subject to the other provisions of the Merger Agreement, each share of Arbinet common stock (excluding certain shares) shall be converted into the right to receive the number of Primus common stock equal to the exchange ratio.  The Merger Agreement provides that the exchange ratio is equal to the quotient of (x) the quotient of (A) $28,000,000 (the “Transaction Amount”), subject to certain potential upward adjustments, divided by (B) the number of shares of Arbinet common stock issued and outstanding immediately prior to the effective time of the Merger plus those shares that may become issuable as Primus common stock at or after the effective time of the Merger pursuant to the provisions of the Merger Agreement that address the treatment of Arbinet equity awards, divided by (y) $9.5464, and rounded to the nearest ten-thousandth. Based upon the capitalization of Arbinet and Primus at the time of signing the Merger Agreement and if the closing of the Merger were to have occurred at the time of signing, the exchange ratio would be expected to result in each share of Arbinet common stock being exchanged for approximately 0.5259 shares of Primus common stock.  Equity awards for Arbinet common stock outstanding as of the effective time shall be assumed by Primus and converted into an equity award for Primus common stock, after being adjusted by the exchange ratio.  The parties anticipate that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.  Based on the companies’ capitalization at the timing of signing the Merger Agreement, Arbinet stockholders would be expected to own approximately 23% of Primus and Primus stockholders would be expected to own approximately 77% of Primus upon the closing of the transaction.

The Merger Agreement contains a “go-shop” provision under which Arbinet may solicit alternative proposals from third parties during the 45 calendar days beginning on November 10, 2010 and ending at 11:59 p.m, Eastern time, on December 25, 2010. During the go-shop period, Arbinet and its representatives may initiate, solicit and/or encourage alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals.  Upon the expiration of the go-shop period, Arbinet will be prohibited from soliciting alternative acquisition proposals from third parties and/or providing information to or engaging in discussions with third parties regarding alternative acquisition proposals. The no-shop restrictions, however, are subject to customary “fiduciary-out” provisions which allow Arbinet under certain circumstances, prior to the time that Arbinet receives approval of the Merger from its stockholders, to (i) provide information to, and participate in discussions with, third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors of Arbinet has determined would or could reasonably be expected to, if consummated, result in a transaction more favorable to Arbinet’s stockholders, and that not taking such action would be inconsistent with its fiduciary duties and (ii) change the Board of Directors’ recommendation to approve the Merger (an “Arbinet Recommendation Change”)  in connection with such acquisition proposal or as a result of an unforeseeable intervening event if not changing its recommendation would be inconsistent with its fiduciary duties.

Consummation of the Merger is subject to customary conditions, including, among others: (i) certain approvals related to the Merger by the holders of a majority of the outstanding shares of Arbinet common stock and Primus common stock, respectively; (ii) the absence of any law, order or injunction prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; (iii) the receipt of specified Federal Communications Commission regulatory approvals; (iv) the number of appraisal shares for which demands for appraisal have been made and not been withdrawn shall not exceed 10% of the outstanding shares of Arbinet common stock immediately prior to the closing of the Merger, and (v) the absence of any change in the condition (financial or otherwise), operations, business or properties of Arbinet and Arbinet subsidiaries that constitutes or is reasonably likely to constitute an Arbinet material adverse effect. Among other things, it will be considered an Arbinet material adverse effect if the sum of the cash and cash equivalents of Arbinet and Arbinet subsidiaries on a consolidated basis and the marketable securities owned thereby, as of the Determination Date (defined below), less (x) all indebtedness then outstanding and (y) all unpaid transaction costs, fees and expenses and gross tax liabilities attributable to any sale or spin-off of Arbinet’s patentsas contemplated by the Merger Agreement, is less than $9,500,000 (provided that such $9,500,000 shall be reduced by the actual transaction costs, fees and expenses and gross tax liabilities attributable to any sale or spin-off of Arbinet’s patents that have been incurred and actually paid, provided in no event shall more than $350,000 be subtracted from such $9,500,000), excluding all costs incurred by Arbinet in connection with the Merger and the transactions contemplated by the Merger Agreement. “Determination Date” means the last business day of the preceding month if the third trading day prior to the closing of the Merger falls between the 1st and the 15th of any calendar month, and as of the 14th day of the calendar month if the third trading day prior to the closing of the Merger falls between the 16th and the last day of the relevant calendar month. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the Merger Agreement.

Arbinet and Primus has each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions or take certain actions during such period. Notwithstanding the foregoing, the Merger Agreement permits specific actions to be taken between signing of the Merger Agreement and the closing of the Merger.

The Merger Agreement also provides that, prior to the consummation of the Merger, Arbinet may either spin-off to its stockholders, or sell to a third party for cash, Arbinet’s patents and any rights arising from such patents, subject to certain conditions.  If Arbinet meets the conditions set forth in the Merger Agreement relating to the potential patent sale, Arbinet may elect that the net proceeds from such sale will be distributed to its stockholders prior to the closing of the Merger or added, dollar for dollar, to the Transaction Amount.

The Merger Agreement contains certain termination rights for both Arbinet and Primus. Upon termination of the Merger Agreement in the event of an Arbinet Recommendation Change due to a superior proposal, Arbinet is obligated to pay Primus break-up fees of $1,250,000. In addition, if the Merger Agreement is terminated by either party due to Arbinet’s stockholders’ rejection of the Merger, or by Primus due to Arbinet’s breach, and Arbinet enters into another acquisition agreement within 18 months of such termination, Arbinet is obligated to pay Primus break-up fees of $1,250,000. If the Merger Agreement is terminated due to Arbinet’s stockholders’ rejection of the Merger, or due to Arbinet’s breach, then Arbinet is obligated to reimburse Primus’s expenses up to $750,000, in addition to break-up fees, if applicable. If the Merger Agreement is terminated due to Primus’s breach, then Primus is obligated to reimburse Arbinet’s expenses up to $750,000.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Arbinet. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Arbinet, Primus or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Arbinet’s disclosures.

Concurrently with the execution of the Merger Agreement, a significant stockholder of both Arbinet and Primus has entered into a Stockholder Support and Voting Agreement with each of Primus and Arbinet, respectively (the “Voting Agreements”).  Pursuant to the Voting Agreement with Primus, the stockholder has agreed, in its capacity as a stockholder of Arbinet, to, among other things, vote its shares of Arbinet common stock in favor of the Merger and the Merger Agreement. Pursuant to the Voting Agreement with Arbinet, the stockholder has agreed, in its capacity as a stockholder of Primus, to, among other things, vote its shares of Primus common stock in favor of the issuance of shares of Primus common stock in the Merger. The shares subject to the Voting Agreement with Arbinet represent an aggregate of approximately 9.6% of the Primus common stock outstanding as of November 9, 2010, and the shares subject to the Voting Agreement with Primus represent an aggregate of approximately 23.2% of the Arbinet common stock outstanding as of November 9, 2010.

Item 2.02       Results of Operations and Financial Condition.

On November 11, 2010, Arbinet issued a press release announcing its financial results for the third quarter ended September 30, 2010.  A copy of the press release is being furnished as part of this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.  The information set forth in the press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01       Other Events.

A copy of the press release, issued November 11, 2010, announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On November 11, 2010, Arbinet made available to its employees an email containing information relating to the Merger Agreement, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

On November 11, 2010, Arbinet made available to its employees a memorandum addressing frequently asked questions (FAQs) relating to the Merger Agreement, a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference.

On November 11, 2010, Arbinet made available to its customers a letter containing information relating to the Merger Agreement, a copy of which is attached hereto as Exhibit 99.5 and incorporated herein by reference.

Important Information and Where to Find It
In connection with the proposed acquisition, Primus Telecommunications Group, Incorporated (“Primus”) will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a preliminary proxy statement of Primus and Arbinet Corporation (“Arbinet”) that also constitutes a preliminary prospectus of Primus.  A definitive joint proxy statement/prospectus will be sent to security holders of both Arbinet and Primus seeking their approval with respect to the proposed acquisition.  Primus and Arbinet also plan to file other documents with the SEC regarding the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it becomes available) and other documents filed by Primus and Arbinet with the SEC, without charge, at the SEC’s web site at www.sec.gov. Copies of the joint proxy statement/prospectus, once available, and each company’s SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to: (i) Primus tel: +1.703.748.8050, or (ii) Arbinet via Andrea Rose or Jed Repko at Joele Frank, Wilkinson Brimmer Katcher tel: +1.212.355.4449.

Participants in the Solicitation
Arbinet, Primus, and their respective directors, executive officers and other members of their management and employees may be deemed to be “participants” in the solicitation of proxies from their respective security holders in connection with the proposed acquisition. Investors and security holders may obtain information regarding the names, affiliations and interests of Primus’s directors, executive officers and other members of its management and employees in Primus’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on April 5, 2010, and amended in a Form 10-K/A filed with the SEC on April 28, 2010, Primus’s proxy statement for its 2010 annual meeting, which was filed with the SEC on June 14, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC.  Investors and security holders may obtain information regarding the names, affiliations and interests of Arbinet’s directors, executive officers and other members of their management and employees in Arbinet’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 17, 2010, Arbinet’s proxy statement for its 2010 annual meeting, which was filed with the SEC on April 30, 2010, and any subsequent statements of changes in beneficial ownership on file with the SEC.  These documents can be obtained free of charge from the sources listed above. Additional information regarding the interests of these individuals will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Forward-Looking Statements
This Current Report on Form 8-K includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical fact, included herein that address activities, events or developments that Arbinet or Primus expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed acquisition, are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially.  Risks and uncertainties that could affect forward-looking statements include, but are not limited to, the following: the risk that the acquisition of Arbinet may not be consummated for reasons including that the conditions precedent to the completion of the acquisition may not be satisfied; the possibility that the expected synergies from the proposed acquisition will not be realized, or will not be realized within the anticipated time period; the risk that Primus’s and Arbinet’s businesses will not be integrated successfully; the possibility of disruption from the acquisition making it more difficult to maintain business and operational relationships; any actions taken by either of the companies, including, but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); the ability to service substantial indebtedness; the risk factors or uncertainties described from time to time in Arbinet’s filings with the Securities and Exchange Commission; and the risk factors or uncertainties described from time to time in Primus’s filings with the Securities and Exchange Commission (including, among others, those listed under captions titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Short- and Long-Term Liquidity Considerations and Risks;” “— Special Note Regarding Forward-Looking Statements;” and “Risk Factors” in Primus’s annual report on Form 10-K and quarterly reports on Form 10-Q) that cover matters and risks including, but not limited to: (a) a continuation or worsening of global recessionary economic conditions, including the effects of such conditions on our customers and our accounts receivables and revenues; (b) the general fluctuations in the exchange rates of currencies, particularly any strengthening of the United States dollar relative to foreign currencies of the countries where we conduct our foreign operations; (c) the possible inability to raise additional capital or refinance indebtedness when needed, or at all, whether due to adverse credit market conditions, our credit profile or otherwise; (d) a continuation or worsening of turbulent or weak financial and capital market conditions; (e) adverse regulatory rulings or changes in the regulatory schemes or requirements and regulatory enforcement in the markets in which we operate and uncertainty regarding the nature and degree of regulation relating to certain services; and (f) successful implementation of cost reduction efforts.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Except as required by law, neither Arbinet nor Primus intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
2.1+	Agreement and Plan of Merger dated November 10, 2010 between Arbinet, Primus Telecommunications Group, Incorporated, and PTG Investments, Inc.

99.1	Press release dated November 11, 2010 announcing the merger transaction.

99.2*	Press release dated November 11, 2010 announcing earnings for the third quarter 2010.

99.3	Email to employees of Arbinet dated November 11, 2010 regarding the merger transaction.

99.4	Frequently asked questions (FAQs) for employees and customers of Arbinet dated November 11, 2010 regarding the merger transaction.

99.5	Letter to customers of Arbinet dated November 11, 2010 regarding the merger transaction.

____________________________________
*           Furnished herewith.
+           Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item601(b)(2) of Regulation S-K.  Arbinet will furnish the omitted exhibits and schedules to theSecurities and Exchange Commission upon request by the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbinet Corporation

By:	/s/ Christie A. Hill
Name:	Christie A. Hill
Title:	General Counsel and Secretary

Date:  November 12, 2010